                                   SCHEDULE A

            MORGAN STANLEY EMERGING MARKETS DOMESTIC DEBT FUND, INC.

              UP TO $200,000,000 364-DAY REVOLVING CREDIT FACILITY

                  PRELIMINARY SUMMARY OF TERMS AND CONDITIONS*

BORROWER:                        Morgan Stanley Emerging Markets Domestic Debt
                                 Fund, Inc., a newly-organized, non-diversified,
                                 closed-end management investment company
                                 registered under the Investment Company Act of
                                 1940 (the "'40 ACT")

INVESTMENT ADVISOR:              Morgan Stanley Investment Management Inc.

ADMINISTRATIVE AGENT:            JPMorgan Chase Bank, N.A. ("JPMORGAN CHASE" or
                                 the "AGENT")

LENDERS:                         JPMorgan Chase and a syndicate of lenders
                                 identified by JPMorgan Chase in consultation
                                 with the Borrower and the Investment Adviser,
                                 and acceptable to Borrower and Investment
                                 Adviser, such acceptance not to be unreasonably
                                 denied or delayed.

FACILITY AND AGGREGATE           364-day up to $200,000,000 Revolving Credit
FACILITY AMOUNT:                 Facility (the "FACILITY"); there will be an
                                 accordion provision providing for increases
                                 from time to time in the aggregate facility
                                 amount up to $400,000,000 subject to customary
                                 terms and conditions.

AVAILABILITY:                    364-days from the date of execution of the
                                 definitive credit agreement (the "CREDIT
                                 AGREEMENT"). During the commitment period the
                                 Borrower may, subject to the terms of the
                                 Facility borrow, repay and reborrow; provided
                                 that the aggregate principal amount of the
                                 Loans may not exceed the Facility amount. The
                                 Borrower may request not less than 45 days nor
                                 more than 60 days prior to the maturity date an
                                 extension. The Lenders will accept or reject
                                 such request within 30 days, provided no Lender
                                 may be bound to an extension without its
                                 written consent.

MATURITY:                        364 days after the date of execution of the
                                 Credit Agreement (the "EFFECTIVE DATE").

PURPOSE:                         The purchase of portfolio securities or for
                                 other temporary purposes, provided loans for
                                 temporary purposes shall be repaid within 30
                                 days and may not be extended or renewed.

COLLATERAL SECURITY:             A blanket lien on all assets not otherwise
                                 subject to a prohibition on encumbrances; all
                                 lien provisions to be in compliance with the
                                 requirements of the '40 Act. In the calculation
                                 of the Asset Coverage Ratio, with respect to
                                 secured obligations and obligations including a
                                 negative pledge, there shall be deducted the
                                 greater of (x) the obligation or (y) the assets
                                 securing the same or (z) the assets subject to
                                 a negative pledge, provided in the case of
                                 obligations subject to an Intercreditor
                                 Agreement, the treatment of such obligations
                                 shall be as specified in the Intercreditor
                                 Agreement.

INTEREST RATE OPTIONS:           The Borrower may elect that all or a portion of
                                 a Loan to it bear interest at a rate per annum
                                 equal to:

                                 (a) the higher of (i) JPMorgan Chase's prime
                                 rate as announced by the Lender in New York
                                 City and (ii) the Federal Funds Effective rate
                                 (such higher rate, the "ALTERNATE BASE RATE";
                                 this rate is not intended to be the lowest rate
                                 charged by the Lender to its borrowers); or

                                 (b) the rate (grossed-up for reserve
                                 requirements) appearing on Reuters BBA LIBOR
                                 Page 3750 (or, if unavailable, the rate at
                                 which JPMorgan Chase Bank, National Association
                                 is offered dollar deposits in the London
                                 interbank eurodollar market) as of 11:00 A.M.
                                 London time two Business Days before the
                                 applicable interest period (30, 60 or 90 days,
                                 and if available 120 and 180 days) in the
                                 amount of the relevant Loan (the "EURODOLLAR
                                 RATE"), plus 30 bps.

INTEREST PAYMENT DATES:          In the case of Eurodollar Rate Loans, the last
                                 day of each interest period, and in the case of
                                 Alternate Base Rate Loans, the last day of each
                                 calendar month.

OVER DUE RATE:                   2% per annum above the rate otherwise
                                 applicable to such Loan.

RESERVE REQUIREMENT;             The rate quoted as the Eurodollar Rate will be
YIELD PROTECTION:                grossed up for maximum requirements prescribed
                                 for eurocurrency liabilities. In addition, the
                                 Credit Agreement shall contain customary
                                 provisions relating to increased costs, capital
                                 adequacy protection, withholding and other
                                 taxes, illegality and break funding costs.

COMMITMENT FEES:                 8 bps per annum on the average daily unused
                                 portion of the commitment under the Facility,
                                 payable quarterly in arrears. The commitment
                                 fee shall accrue from the date of execution of
                                 the Credit Agreement.

RATE AND FEE BASIS:              360 days for actual days elapsed except for the
                                 prime rate which shall be 365/366 days.

DRAWDOWNS:                       Minimum amounts of $5 million for Eurodollar
                                 Rate Loans with additional increments of
                                 $500,000 and minimum amounts of $1 million for
                                 Alternate Base Rate Loans with additional
                                 increments of $500,000. Drawdowns are at the
                                 Borrower's option by 11:00 a.m. New York City
                                 time with (i) same day notice for Alternate
                                 Base Rate Loans and (ii) three business days'
                                 notice for Eurodollar Rate Loans.

OPTIONAL PREPAYMENTS:            Allowed without penalty, in minimum amounts of
                                 $1 million, with additional increments of
                                 $500,000, with same day's notice for Alternate
                                 Base Rate Loans, and three business days'
                                 notice for Eurodollar Rate Loans. Alternate
                                 Base Rate Loans may be prepaid at any time.
                                 Eurodollar Rate Loans may be prepaid before the
                                 end of an interest period, subject to breakage
                                 costs.

MANDATORY PREPAYMENTS:           Loans to the Borrower under the Facility shall
                                 be promptly prepaid to the extent at any time
                                 (i) the "asset coverage" (as defined in the
                                 Investment Company Act of 1940 (the "1940
                                 ACT")) for all borrowings (including for
                                 purposes of the asset coverage ratio any issued
                                 preferred stock) of the Borrower shall fall
                                 below 300% or (ii) the borrowings exceed the
                                 limits provided in the Borrower's Prospectus or
                                 Statement of Additional Information.

TERMINATION OR REDUCTION         The Borrower may terminate or reduce the amount
IN COMMITMENTS:                  of the commitment in amounts of at least $1
                                 million at any time on three business days'
                                 notice.

REPRESENTATIONS AND              Customary for Credit Agreements of this nature,
WARRANTIES:                      and including customary exceptions such as
                                 appropriate materiality provisions, including
                                 but not limited to:

                                 1.   Due organization, existence, power and
                                      authorization (including authorization for
                                      borrowing).

                                 2.   The Borrower is registered as a
                                      non-diversified closed-end, management
                                      investment Company under the 1940 Act.

                                 3.   No contravention of law or agreements; no
                                      liens.

                                 4.   Valid and binding obligation of the
                                      Borrower.

                                 5.   Financial condition (no material adverse
                                      change).

                                 6.   No material litigation.

                                 7.   No Default or Event of Default.

                                 8.   No consents required (other than
                                      obtained).

                                 9.   Payment of taxes.

                                 10.  Compliance with laws including, without
                                      limitation, the 1940 Act and the
                                      Securities Act of 1933.

                                 11.  Permitted to borrow for leverage purposes
                                      under the Borrower's Prospectus and
                                      Statement of Additional Information.

                                 12.  Compliance with investment policies in the
                                      Prospectus and Statement of Additional
                                      Information.

CONDITIONS PRECEDENT             Customary for credit agreements of this nature,
TO INITIAL BORROWING:            including but not limited to:

                                 1.   Execution of all documentation in form and
                                      substance satisfactory to the Lenders.

                                 2.   Favorable legal opinion from the
                                      Borrower's counsel.

                                 3.   Receipt of organization documents and
                                      incumbency certificates and copies of any
                                      required consents or approvals.

                                 4.   Receipt of current Registration Statement,
                                      Prospectus, Statements of Additional
                                      Information and annual and semi-annual
                                      financial reports.

                                 5.   To the extent required by law, receipt of
                                      Form U-1 Purpose Statements.

CONDITIONS PRECEDENT             As to each borrowing:
TO ALL BORROWINGS:

                                 1.   Accuracy of representations and warranties
                                      in all material respects.

                                 2.   No Default or Event of Default.

                                 3.   Immediately after any borrowing, (i) asset
                                      coverage of at least 300% for all
                                      borrowings of the Borrower and (ii)
                                      borrowing limits in the Borrower's
                                      Prospectus and Statement of Additional
                                      Information not exceeded.

                                 4.   To the extent required by law, Form U-1
                                      Purpose Statements.

COVENANTS:                       Customary for credit agreements of this nature,
                                 and including customary exceptions such as
                                 appropriate materiality provisions, including,
                                 but not limited to:

                                 1.   Compliance with applicable laws
                                      (including, without limitation,
                                      Regulations U and X and other applicable
                                      regulations of the Board of Governors of
                                      the Federal Reserve System), payment of
                                      obligations, payment of taxes,
                                      preservation of existence and maintenance
                                      of books and records.

COVENANTS (Cont.)                2.   Financial reporting requirements,
                                      including annual and semi-annual financial
                                      reports, monthly NAV sheets of the
                                      portfolio (not to be required if weekly
                                      statements have been received for each
                                      week of the applicable month), weekly NAV
                                      sheets and Asset Coverage Ratio compliance
                                      certificates while Loans are outstanding,
                                      semi-annual covenant compliance
                                      certificates, copies of changes to
                                      Prospectus, Statement of Additional
                                      Information or Registration Statement.

                                 3.   No liens on assets, except: as permitted
                                      in the Prospectuses or the Statements of
                                      Additional Information; in favor of the
                                      Lenders; and other customarily permitted
                                      liens.

                                 4.   Limitation on merger, consolidation or
                                      sale of substantial assets with agreed
                                      upon exceptions.

                                 5.   Maintenance of insurance to cover such
                                      risks as carried by companies engaged in
                                      similar business or as may be required by
                                      the SEC.

                                 6.   No change in the Borrower's primary
                                      Custodian without notice to Lenders.

                                 7.   No additional indebtedness for borrowed
                                      money without Lenders' consent except
                                      indebtedness incurred in the ordinary
                                      course of business or in accordance with
                                      the investment policies of the Borrower.

                                 8.   Maintenance of asset coverage of at least
                                      300% for all borrowings (including issued
                                      preferred stock as borrowings) and
                                      compliance with borrowing limits in the
                                      Borrower's Prospectus and Statement of
                                      Additional Information.

                                 9.   Right to inspect books, property and
                                      records of the Borrower.

                                 10.  Use of Proceeds.

                                 11.  The Lenders shall receive notice of any
                                      amendment of fundamental investment policy
                                      or investment objective in the Borrower's
                                      Prospectus, Registration Statement or
                                      Statement of Additional Information and
                                      the Lenders may amend the Asset Coverage
                                      Ratio in accordance with applicable law in
                                      their reasonable discretion to reflect the
                                      credit effect of such amendment.

COVENANTS (Cont.)                12.  No more than 35% concentration in issuer
                                      or aggregate in a single country (other
                                      than US governments) shall be permitted at
                                      any time.

EVENTS OF DEFAULT:               Customary for credit agreements of this nature
                                 (subject to notice, cure and grace periods to
                                 be agreed), including but not limited to:

                                 1.   Failure to pay principal or interest or
                                      any other amounts due under the loan
                                      documentation.

                                 2.   Any representation shall be materially
                                      incorrect when made or deemed made.

                                 3.   Unsatisfied judgments in excess of agreed
                                      threshold amounts, reorganization,
                                      voluntary or involuntary bankruptcy and
                                      insolvency proceedings, suspension of
                                      registration under 1940 Act (or
                                      institution of proceedings for such
                                      purpose), ERISA defaults (if monetary in
                                      excess of agreed threshold amounts).

                                 4.   Covenant violation.

                                 5.   Cross default to other debt of the
                                      Borrower in excess of agreed threshold
                                      amounts.

                                 6.   Non-compliance with 1940 Act.

                                 7.   Non-compliance with investment policies
                                      and restrictions as stipulated in the
                                      Borrower's Prospectus and Statement of
                                      Additional Information.

                                 8.   Unless consented to by the Lenders, Morgan
                                      Stanley Investment Management, Inc. or an
                                      affiliate thereof, no longer acts as the
                                      Borrower's Investment Advisor.

VOTING:                          Amendments and waivers with respect to the
                                 Credit Agreement shall require the approval of
                                 Lenders holding not less than 51% of the
                                 aggregate amount of the commitments or, if the
                                 commitments have been terminated, outstanding
                                 Loans.

TRANSFERABILITY:                 Lenders will have the right to sell
                                 participations in their loans or commitments
                                 with the transferability of voting rights
                                 limited to customary changes in principal
                                 amount, interest rate, fees and term. Subject
                                 to the '40 Act, assignments will be allowed to
                                 banks with the consent of the Borrower (unless
                                 an Event of Default has occurred and is
                                 continuing in which case no consent shall be
                                 required) and the Administrative Agent in
                                 minimum amounts to be determined, which consent
                                 shall not be unreasonably withheld. The
                                 Borrower may not assign any of its obligations
                                 or rights under the Credit Agreement.

EXPENSES:                        The Borrower will pay all reasonable legal,
                                 syndication and other out-of-pocket expenses of
                                 the Administrative Agent related to this
                                 transaction and any subsequent waivers or
                                 amendments, including the reasonable fees and
                                 expenses of counsel to the Administrative Agent
                                 subject to the caps stated in the Fee Letter.

INDEMNIFICATION:                 The Borrower will indemnify the Administrative
                                 Agent and Lenders against all losses,
                                 liabilities, claims, damages, or expenses
                                 relating to the Loans, including without
                                 limitation, the Borrower's use of proceeds or
                                 the commitments, failure of the Borrower to
                                 comply with rules, regulations and laws
                                 regarding the business of mutual funds, false
                                 or incorrect representations or warranties,
                                 investor report, or other information, or
                                 failure of the Borrower to comply with
                                 covenants in a timely manner, including but not
                                 limited to reasonable attorneys' fees and
                                 settlement costs, except such as result from
                                 the indemnitees' gross negligence or willful
                                 misconduct.

GOVERNING LAW:                   State of New York.

COUNSEL TO THE ADMINISTRATIVE    Pryor Cashman LLP
AGENT:

*    The terms set forth herein are indicative and additional customary terms would be incorporated into definitive documentation of the facility.